IMMEDIATE RELEASE TOWNSQUARE ANNOUNCES REPURCHASE OF JUST UNDER 10% OF OUTSTANDING SHARES REAFFIRMS Q1’24 AND FY’24 GUIDANCE Purchase, NY – April 1, 2024 - Townsquare Media, Inc. (NYSE: TSQ) (the “Company” or “Townsquare”) announced that today we are repurchasing and retiring 1.5 million shares of Class A common stock held by MSG National Properties, LLC (“MSG”), for $9.76 per share. The purchase price reflects an 11% discount from the closing price of the Class A common stock on March 28, 2024. This transaction follows Townsquare’s June 2023 repurchase of 1.5 million shares from MSG at $9.70 per share, and March 2021 repurchase of 12.6 million shares and warrants from Oaktree Capital Management, L.P. at $6.40 per share. The purchase price of $14.6 million was funded entirely with cash on hand. In 2023, Townsquare’s Cash Flow from Operations increased 35% year-over-year to $68 million, or approximately $4.07 per basic share based on shares outstanding as of March 28, 2024. Pro forma for this transaction, Cash Flow from Operations per basic share increased to approximately $4.47, representing accretion of approximately 10%. Following the transaction, the Company has 15.2 million shares outstanding. “We are very pleased to share that we have repurchased just under 10% of our total shares outstanding in an immediately accretive transaction for our shareholders. Since 2021, we have repurchased 16.2 million shares at an average price of $7.19, while simultaneously reducing leverage. The strong cash generation characteristics of our business model, which produced $68 million of cash flow from operations in 2023, has afforded us the opportunity to accretively repurchase equity and debt, while also investing internally in our digital growth engine. In addition, we introduced a high-yielding dividend in 2023, and recently increased it by 5%. Our dividend has a yield of 7% as of March 28, 2024,” commented Bill Wilson, Townsquare’s Chief Executive Officer. “With a strong cash balance of $40 million following this transaction, we will retain financial flexibility moving forward and we are confident in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, future dividend payments, and potential future share repurchases.” Q1’24 and Full Year 2024 Guidance Reaffirmed For the first quarter of 2024, net revenue guidance is reaffirmed to be between $98.5 million and $100 million, and Adjusted EBITDA guidance is reaffirmed to be between $17.5 million and $18.5 million. For the full year 2024, net revenue guidance is reaffirmed to be between approximately $440 million and $460 million, and Adjusted EBITDA guidance is reaffirmed to be between $100 million and $110 million. “We thank our Board of Directors for their vote of confidence in our medium and long-term business plan to grow revenue and profits, and MSG for their long-term support of our Company,” concluded Mr. Wilson.

2 About Townsquare Media, Inc. Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 24,000 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in- house demand and data management platform; and a portfolio of 350 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com. Forward Looking Statements Except for the historical information contained in this Press Release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss the Company’s current expectations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “could,” “would,” “will,” “plan,” the negatives thereof and other words and terms. The forward-looking statements contained in this Press Release include, but are not limited to, statements related to the Company’s long-term business plan. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. See “Risk Factors” and “Forward-Looking Statements” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024, and subsequent filings with the SEC, for a discussion of factors that could cause the Company’s actual results to differ from those expressed or implied by forward-looking statements. The Company assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise. Investor Relations Claire Yenicay (203) 900-5555 investors@townsquaremedia.com